UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                October 30, 2007

HI-TECH PHARMACAL CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 30, 2007, Hi-Tech Pharmacal Co., Inc. (the “Company”) and Mr. William Peters, the Company’s Chief Financial Officer, entered into Amendment No. 1 to Mr. Peters’ Employment Agreement with the Company, a copy of which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Amendment, effective as of July 31, 2007, extends the term of Mr. Peters’ employment until July 31, 2009. The Agreement provides that he will receive as compensation for his services an annual salary equal to $242,550 for the period August 1, 2007 through July 31, 2008 and $254,677.50 for the period August 1, 2008 through July 31, 2009. The Amendment also provides that all future options to purchase the Company’s Common Stock will be granted to Mr. Peters annually on the same date as all other stock options are granted to the Company’s employees and management. In the event of a change in control of the Company, the Company will pay or cause its successor to pay to Mr. Peters, in cash, in a lump sum within fifteen days after the change in control, an amount equal to two times his base compensation which equals his annual salary on the day preceding the change in control plus his annual bonus for the year immediately preceding the change in control. In addition, following a change in control, the Company will maintain for Mr. Peters and his dependents, all health insurance and welfare benefits for the lesser of one year or until he and his dependents are eligible for similar benefits from his new employer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	HI-TECH PHARMACAL CO., INC.

	By:	/s/ David S. Seltzer
Name: David S. Seltzer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amendment No. 1 to Employment Agreement.